Exhibit 10.17
KULICKE AND SOFFA INDUSTRIES, INC.
2021 OMNIBUS INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”) dated as of <<Date of Grant>> (the “Award Date”) is between Kulicke and Soffa Industries, Inc. (the “Company”) and <<Participant Name>> (the “Participant”) pursuant to the Kulicke and Soffa Industries, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.

WHEREAS, the Committee has authorized the grant to the Participant of Restricted Stock Units in accordance with the provisions of the Plan, a copy of which is attached hereto; and

WHEREAS, the Participant and the Company desire to enter into this Agreement to evidence and confirm the grant of such Restricted Stock Units (the “Award”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Restricted Stock Units. The Company hereby grants to the Participant an Award of <<Awarded>> Restricted Stock Units. Upon fulfillment of the requirements set forth below, the Participant shall have the right to receive one share of Common Stock of the Company (“Share”) for each earned Restricted Stock Unit. This grant is in all respects limited and conditioned as hereinafter provided and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding awards under the Plan). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement.

2.Restricted Stock Unit Vesting. The Participant shall vest in the Restricted Stock Units granted under this Agreement (as stated in Paragraph 1) in equal annual installments over a period of three years, one-third on each anniversary of the Award Date, provided the Participant remains continuously employed by the Company through each vesting date.

3.Delivery of Shares upon Vesting. For each vested Restricted Stock Unit, one Share shall be delivered to the Participant as soon as administratively practicable following the vesting date, but no later than the fifteenth day of the third month following the end of the calendar year in which such vesting date occurs.

4.Termination of Service. If the Participant terminates employment with the Company and its Subsidiaries for any reason (including death and Disability (as defined in Section 422(c) of the Code)), all unvested Restricted Stock Units at the time of such termination of employment shall be forfeited.

5.Adjustment in Capitalization. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), the Shares subject to this Award shall be treated as set forth in Section 7.6 of the Plan.

6.Change in Control. In the event of a Change in Control, the Award shall be treated as set forth in Section 7.7 of the Plan. Notwithstanding any other provisions of this Agreement, in the event a Change in Control (as defined in the Plan) occurs and the surviving or successor entity does not agree to assume the Restricted Stock Unit Award, Shares covered by the Restricted Stock Unit Award not previously forfeited shall become fully vested and such Shares shall be delivered to the Participant. In the event a Change in Control occurs and the surviving or successor entity agrees to assume this outstanding Award and the Participant is terminated by the Company or the successor entity without Cause within twenty-four (24) months after the Change in Control, then as of the date of such termination of employment, Shares covered by the Restricted Stock Unit Award not previously forfeited shall become fully vested and such Shares shall be delivered to the Participant.

Exhibit 10.17

For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Participant, a determination by the Company that the Participant was or should have been dismissed as a result of (i) any material breach by the Participant of any agreement between the Participant and the Company; (ii) any material violation by the Participant of any written policy of the Company, including, without limitation, the Company’s Code of Business Conduct; (iii) the conviction of, indictment for or plea of nolo contendere by the Participant to a felony or a crime involving moral turpitude; (iv) conduct of the Participant, in connection with Participant’s employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company; or (v) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Participant of the Participant’s duties to the Company.

7.Restrictions on Transfer. Restricted Stock Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except by will or the laws of descent and distribution.

8.Withholding of Taxes. The obligation of the Company to deliver Shares or cash shall be subject to applicable Federal, state and local tax withholding requirements. The Committee may require the Participant to remit to the Company an amount sufficient to satisfy the withholding requirements or may, in its discretion, permit or require the Participant, subject to the provisions of the Plan and withholding rules established by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold Shares or cash (or by returning previously acquired Shares to the Company). Such election must be made in compliance with and subject to the withholding rules, and the Company may limit the number of Shares withheld to satisfy the minimum tax withholding requirements to the extent necessary to avoid adverse accounting consequences.

9.No Rights as a Shareholder. Until Shares are issued, if at all, in satisfaction of the Company’s obligations under this Award, in the time and manner specified above, the Participant shall have no rights as a shareholder with respect to such Shares.

10.No Right to Continued Employment. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ or continue the employment of the Participant for any period.

11.Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of law).

12.Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

13.Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Company or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

14.Amendment. This Agreement may not be altered, modified or amended except by a written instrument signed by the Company and the Participant.

15.Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Exhibit 10.17
IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant has executed this Agreement in duplicate as of the day and year first above written as the Award Date.

KULICKE AND SOFFA INDUSTRIES, INC.

By:____________________________________
Name: Stephen R. Drake
Title: Vice President, Legal Affairs & General Counsel

By:____________________________________
Participant